EXHIBIT 16

May 14, 2019

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: NVE Corporation
File No. 000-12196

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of NVE Corporation dated May 8, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP